UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

UNIVERSAL DETECTION TECHNOLOGY

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-09327 (Commission File Number)	95-2746949 (IRS Employer Identification Number)

340 North Camden Drive, Suite 302 Beverly Hills, California (Address of principal executive offices)	90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 248-3655

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On July 11, 2012, Universal Detection Technology (the “Company”) announced that, on July 5, 2012, it filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of California. The Amendment effected a 1-for-20,000 reverse split of the common stock, no par value, of the Company. The reverse split was announced to the marketplace by the Financial Industry Regulatory Authority on July 10, 2012, and was effective in the marketplace on July 11, 2012. The new symbol for the Company’s common stock on that date was “UNDTD.” The final “D” will be appended as the 5th character of the symbol for 20 business days including the effective date.

The Amendment was approved on March 23, 2012 by shareholders owning a majority of the outstanding common stock of the Company. Copies of the Amendment and the press release are attached as Exhibits 3.1 and 99.1, respectively, to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Amendment of Articles of Incorporation of Universal Detection Technology
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DETECTION TECHNOLOGY

By: /s/ Jacques Tizabi
Jacques Tizabi
Dated: July 11, 2012	Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Amendment of Articles of Incorporation of Universal Detection Technology
99.1	Press Release

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